INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                       OF
                 10 1/2% SENIOR SECURED DISCOUNT NOTES DUE 2008
                                       OF
                            GST NETWORK FUNDING, INC.

To Registered Holder:

                  The undersigned hereby acknowledges receipt of the Prospectus dated _________, 1998 (the "Prospectus") of GST Network Funding, Inc., a
Delaware corporation ("GST Funding"), GST USA, Inc. ("GST USA") and GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute GST Funding's offer (the "Exchange Offer") to exchange $1,000 in principal amount at maturity of a new series of 10 1/2% Senior Secured Discount Exchange Notes Due 2008 (the "New Notes") of GST Funding, which, under certain circumstances, may be assumed by GST USA and guaranteed by GST for each $1,000 in principal amount at maturity of outstanding 10 1/2% Senior Secured Discount Notes Due 2008 (the "Old Notes") of GST Funding, which, under certain circumstances, may be assumed by GST USA and guaranteed by GST. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

                  This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

                  The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

                  $__________ of 10 1/2% Senior Secured Discount Notes Due 2008.

                  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

                  / / To TENDER  the  following  Old  Notes  held by you for the
                  account  of  the  undersigned   (insert  principal  amount  at
                  maturity of Old Notes to be tendered (if any)):

                  $__________ of 10 1/2% Senior Secured Discount Notes Due 2008.

                  / / NOT to TENDER any Old Notes held by you for the account of the undersigned.

                  If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor the person receiving such New Notes (of other than the undersigned) has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of GST Funding, GST USA or GST within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                    SIGN HERE


Name of beneficial owner(s) (please print):_____________________________________

Signature(s):___________________________________________________________________

Address:________________________________________________________________________

--------------------------------------------------------------------------------

Telephone Number:_______________________________________________________________

Taxpayer identification or Social Security Number:______________________________

--------------------------------------------------------------------------------

Date:___________________________________________________________________________



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
                           TENDER FOR ALL OUTSTANDING
                 10 1/2% SENIOR SECURED DISCOUNT NOTES DUE 2008
                                 IN EXCHANGE FOR
             10 1/2% SENIOR SECURED DISCOUNT EXCHANGE NOTES DUE 2008
                                       OF
                            GST NETWORK FUNDING, INC.


To Our Clients:

                  We are enclosing herewith a Prospectus, dated __________, of GST Network Funding, Inc., a Delaware corporation ("GST Funding"), GST USA, Inc. ("GST USA") and GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by GST Funding to exchange its 10 1/2% Senior Secured Discount Exchange Notes Due 2008 (the "New Notes"), which under certain circumstances, may be assumed by GST USA and guaranteed by GST the offer and sale of which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount at maturity of its issued and outstanding 10 1/2% Senior Secured Discount Notes Due 2008 (the "Old Notes"), which under certain circumstances, may be assumed by GST USA and guaranteed by GST upon the terms and subject to the conditions set forth in the Exchange Offer.

                  PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, _________, 1998 UNLESS EXTENDED.

                  The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

                  We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

                  We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

                  Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to GST Funding, GST USA and GST that (i) the New Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of the Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the New Notes and (iv) neither the holder nor any such other person is an "affiliate" of GST Funding, GST USA or GST within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                            Very truly yours,



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